Exhibit 99.1

MIRA Pharmaceuticals Advances Non-Opioid Oral MIRA-55 for Inflammatory Pain Toward IND

Positive Toxicology Results From 7-Day Rat and Dog Studies Characterize Tolerability and Inform Dose Selection for Next Phase of IND-Enabling Program, Targeting Q1 2027 IND Submission

MIAMI, Sept. 1, 2026 (GLOBE NEWSWIRE) -- MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics, today announced positive results from completed 7-day dose-range finding toxicology and toxicokinetic studies of MIRA-55 in rats and dogs. MIRA-55 is the Company’s investigational oral, non-opioid drug candidate being developed for inflammatory pain.

Cross-Species Study Findings

The completed studies characterized tolerability, toxicity, and systemic exposure across both species. Rats were identified as the more sensitive species, while dogs demonstrated greater tolerance across the dose levels studied. Toxicokinetic analyses confirmed systemic exposure in both species and characterized how exposure changed with dose and repeated administration.

Importantly, the studies achieved their intended dose-range finding objective by generating the cross-species information needed to guide dose selection for the next phase of MIRA-55’s ongoing IND-enabling program. The Company plans to use these findings to inform the design of subsequent GLP-compliant toxicology studies.

“Inflammatory pain is a massive unmet need affecting millions of patients globally, and current treatments carry significant liabilities that drive patients to seek alternatives. MIRA-55 represents a genuine opportunity to address that need with a differentiated approach. These tox results are an important milestone as we move toward human studies,” said Erez Aminov, CEO of MIRA.

“MIRA-55 was designed to provide a differentiated approach to inflammatory pain by modulating cannabinoid pathways involved in both pain signaling and inflammation,” said Itzchak Angel, Ph.D., Chief Scientific Advisor of MIRA. “The results of these studies further characterize the compound’s tolerability and systemic exposure across species and add to a broader preclinical profile that has demonstrated analgesic and anti-inflammatory activity, while prior behavioral studies showed that MIRA-55 did not produce the characteristic CNS effects associated with THC. Taken together, these findings strengthen the scientific foundation for continued IND-enabling development.”

A Significant Need for New Non-Opioid Pain Treatments

The need for new approaches to pain management remains substantial. In 2023, 24.3% of U.S. adults experienced chronic pain, including 8.5% who experienced high-impact chronic pain that frequently limited life or work activities, according to the U.S. Centers for Disease Control and Prevention.

The global non-opioid pain-treatment market was valued at approximately $45.3 billion in 2024 and is projected to reach approximately $70.3 billion by 2030, representing a projected compound annual growth rate of approximately 7.7%, according to Grand View Research.

MIRA-55 is being developed within this landscape as an investigational oral, non-opioid therapy for inflammatory pain. In previously reported preclinical studies conducted separately from the toxicology studies announced today, oral MIRA-55 normalized pain responses and significantly reduced inflammation in a validated inflammatory pain model, outperforming injected morphine in pain normalization.

MIRA believes this combination of analgesic and anti-inflammatory activity represents a differentiated approach to inflammatory pain, where the goal is not only to address pain signaling but also the inflammatory processes contributing to pain.

Next Steps

MIRA plans to use the completed dose-range finding data to support the next phase of its ongoing IND-enabling toxicology program.

In parallel, the Company has successfully advanced manufacturing scale-up and formulation work for MIRA-55 in support of its broader preparations for clinical development.

Subject to successful completion of the remaining IND-enabling studies, applicable regulatory requirements and other development considerations, the Company is targeting submission of an Investigational New Drug application for MIRA-55 to the U.S. Food and Drug Administration in the first quarter of 2027.

About MIRA-55

MIRA-55 is an investigational oral small-molecule drug candidate being developed as a potential non-opioid therapy for inflammatory pain. The compound is designed to modulate cannabinoid receptor pathways associated with pain and inflammation while minimizing the characteristic psychoactive effects associated with THC.

In previously reported preclinical studies, oral MIRA-55 demonstrated analgesic and anti-inflammatory activity, including normalization of pain responses and reductions in inflammation in a validated inflammatory pain model. Additional behavioral and mechanistic studies showed that MIRA-55 did not produce the characteristic CNS effects associated with THC and demonstrated a differentiated pharmacological profile.

Following scientific review, the U.S. Drug Enforcement Administration determined that MIRA-55 is not classified as a controlled substance.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics. The Company’s pipeline includes Ketamir-2 for chemotherapy-induced peripheral neuropathy (CIPN), which has completed Phase 1 and is advancing toward Phase 2a under an active IND; MIRA-55, an investigational oral drug candidate for inflammatory pain; and SKNY-1, an investigational oral drug candidate for obesity. Following scientific review, the U.S. Drug Enforcement Administration has determined that Ketamir-2, MIRA-55 and SKNY-1 are not classified as controlled substances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, efficacy, anticipated clinical development, commercialization prospects, market opportunity, and future development of MIRA-55, SKNY-1, Ketamir-2, and the Company’s other product candidates.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s current beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s subsequent filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investors are cautioned not to place undue reliance on these forward-looking statements. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the SEC, including its Annual Report on Form 10-K and subsequent filings, available at www.sec.gov and in the Investors section of the Company’s website at www.mirapharmaceuticals.com. Forward-looking statements should be considered in light of these risks and uncertainties.

Investor and Media Contact

Krystina Quintana

MIRA Pharmaceuticals

info@mirapharma.com

(786) 432-9792